Exhibit (99)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Financial Information

(Unaudited)

As of June 30, 2004 and

For the Six Months Ended June 30, 2004 and 2003

The “Bank” as noted herein refers to Wachovia Bank, National Association.

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Balance Sheet Information

(Unaudited)

	Six Months Ended June 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
ASSETS
Cash and due from banks	$11,510	(809)	10,701
Interest-bearing bank balances	905	1,154	2,059
Federal funds sold and securities purchased under resale agreements	4,577	17,393	21,970

Total cash and cash equivalents	16,992	17,738	34,730
Trading account assets	25,821	13,838	39,659
Securities	99,990	2,944	102,934
Loans, net of unearned income	186,657	(13,740)	172,917
Allowance for loan losses	(2,264)	(67)	(2,331)

Loans, net	184,393	(13,807)	170,586
Premises and equipment	3,623	899	4,522
Due from customers on acceptances	703	—	703
Goodwill	9,589	1,892	11,481
Intangible assets	1,425	(380)	1,045
Other assets	26,335	26,446	52,781

Total assets	$368,871	49,570	418,441

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Noninterest-bearing deposits	8,267	43,346	51,613
Interest-bearing deposits	241,304	(49,537)	191,767

Total deposits	249,571	(6,191)	243,380
Short-term borrowings	39,876	26,484	66,360
Bank acceptances outstanding	708	—	708
Trading account liabilities	13,102	7,225	20,327
Other liabilities	9,836	5,485	15,321
Long-term debt	23,012	14,010	37,022

Total liabilities	336,105	47,013	383,118

Minority interest in consolidated subsidiaries	1,661	1,016	2,677

STOCKHOLDERS’ EQUITY
Preferred stock	—	—	—
Common stock	455	3,910	4,365
Paid-in capital	24,216	(6,296)	17,920
Retained earnings	5,994	3,896	9,890
Accumulated other comprehensive income, net	440	31	471

Total stockholders’ equity	31,105	1,541	32,646

Total liabilities and stockholders’ equity	$368,871	49,570	418,441

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$4,862	(211)	4,651
Interest and dividends on securities	2,192	59	2,251
Trading account interest	252	182	434
Other interest income	198	484	682

Total interest income	7,504	514	8,018

INTEREST EXPENSE
Interest on deposits	1,323	(21)	1,302
Interest on borrowings	727	290	1,017

Total interest expense	2,050	269	2,319

Net interest income	5,454	245	5,699
Provision for credit losses	106	(1)	105

Net interest income after provision for credit losses	5,348	246	5,594

FEE AND OTHER INCOME
Service charges and fees	1,001	511	1,512
Commissions	323	1,151	1,474
Fiduciary and asset management fees	375	979	1,354
Principal investing	(43)	96	53
Other income	1,379	(416)	963

Total fee and other income	3,035	2,321	5,356

NONINTEREST EXPENSE
Salaries and employee benefits	2,327	2,019	4,346
Occupancy and equipment	743	222	965
Other intangible amortization	208	11	219
Sundry expense	1,857	(244)	1,613

Total noninterest expense	5,135	2,008	7,143

Minority interest in income of consolidated subsidiaries	—	102	102

Income before income taxes	3,248	457	3,705
Income taxes	1,019	183	1,202

Net income available to common stockholders	$2,229	274	2,503

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Income Statement Information

(Unaudited)

	Six Months Ended June 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
INTEREST INCOME
Interest and fees on loans	$4,896	(98)	4,798
Interest and dividends on securities	1,764	75	1,839
Trading account interest	217	144	361
Other interest income	166	253	419

Total interest income	7,043	374	7,417

INTEREST EXPENSE
Interest on deposits	1,275	(17)	1,258
Interest on borrowings	883	199	1,082

Total interest expense	2,158	182	2,340

Net interest income	4,885	192	5,077
Provision for credit losses	367	52	419

Net interest income after provision for credit losses	4,518	140	4,658

FEE AND OTHER INCOME
Service charges and fees	957	380	1,337
Commissions	323	563	886
Fiduciary and asset management fees	315	628	943
Principal investing	(79)	(22)	(101)
Other income	1,626	(467)	1,159

Total fee and other income	3,142	1,082	4,224

NONINTEREST EXPENSE
Salaries and employee benefits	2,288	1,159	3,447
Occupancy and equipment	707	152	859
Other intangible amortization	268	3	271
Sundry expense	1,643	(314)	1,329

Total noninterest expense	4,906	1,000	5,906

Minority interest in income of consolidated subsidiaries	—	25	25

Income before income taxes	2,754	197	2,951
Income taxes	741	151	892

Net income	2,013	46	2,059
Dividends on preferred stock	—	5	5

Net income available to common stockholders	$2,013	41	2,054

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2003 and June 30, 2004	$—	—	—

COMMON STOCK
Balance, December 31, 2003	455	3,919	4,374
Purchases of common stock	—	(52)	(52)
Common stock issued for
Stock options and restricted stock	—	43	43

Balance, June 30, 2004	455	3,910	4,365

PAID-IN CAPITAL
Balance, December 31, 2003	24,216	(6,405)	17,811
Purchases of common stock	—	(214)	(214)
Common stock issued for
Stock options and restricted stock	—	425	425
Deferred compensation, net	—	(102)	(102)

Balance, June 30, 2004	24,216	(6,296)	17,920

RETAINED EARNINGS
Balance, December 31, 2003	4,415	4,489	8,904
Purchases of common stock	—	(468)	(468)
Net income	2,229	274	2,503
Cash dividends	(650)	(399)	(1,049)

Balance, June 30, 2004	5,994	3,896	9,890

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2003	1,303	36	1,339
Net unrealized loss on debt and equity securities, net of reclassification adjustment and net unrealized loss on derivative financial instruments	(863)	(5)	(868)

Balance, June 30, 2004	440	31	471

Total stockholders’ equity, June 30, 2004	$31,105	1,541	32,646

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Changes in Stockholders’ Equity Information

(Unaudited)

	Six Months Ended June 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
PREFERRED STOCK
Balance, December 31, 2002 and June 30, 2003	$—	—	—

COMMON STOCK
Balance, December 31, 2002	455	4,069	4,524
Purchases of common stock	—	(111)	(111)
Common stock issued for
Stock options and restricted stock	—	27	27
Acquisitions	—	—	—

Balance, June 30, 2003	455	3,985	4,440

PAID-IN CAPITAL
Balance, December 31, 2002	24,036	(5,966)	18,070
Purchases of common stock	—	(452)	(452)
Common stock issued for
Stock options and restricted stock	—	183	183
Acquisitions	148	(148)	—
Deferred compensation, net	—	(17)	(17)

Balance, June 30, 2003	24,184	(6,400)	17,784

RETAINED EARNINGS
Balance, December 31, 2002	4,163	3,186	7,349
Net income	2,013	46	2,059
Purchases of common stock	—	(557)	(557)
Changes incident to business combinations	(47)	47	—
Cash dividends	(1,250)	505	(745)

Balance, June 30, 2003	4,879	3,227	8,106

ACCUMULATED OTHER COMPREHENSIVE INCOME, NET
Balance, December 31, 2002	2,128	7	2,135
Net unrealized gain on debt and equity securities, net of reclassification adjustment and net unrealized gain (loss) on derivative financial instruments	(19)	18	(1)

Balance, June 30, 2003	2,109	25	2,134

Total Stockholders’ Equity, June 30, 2003	$31,627	837	32,464

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2004
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$2,229	274	2,503
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	113	2	115
Provision for credit losses	106	(1)	105
Securitization (gains) losses	(32)	4	(28)
Gain on sale of mortgage servicing rights	(23)	—	(23)
Securities transactions	(38)	—	(38)
Depreciation and other amortization	493	211	704
Trading account assets, net	(997)	(3,948)	(4,945)
Mortgage loans held for resale	(301)	—	(301)
Loss on sales of premises and equipment	85	5	90
Contribution to qualified pension plan	(253)	—	(253)
Other assets, net	(865)	(4,244)	(5,109)
Trading account liabilities, net	(1,971)	3,114	1,143
Other liabilities, net	(2,322)	694	(1,628)

Net cash used by operating activities	(3,776)	(3,889)	(7,665)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	28,043	40	28,083
Maturities of securities	16,103	299	16,402
Purchases of securities	(47,923)	(353)	(48,276)
Origination of loans, net	(11,119)	3,662	(7,457)
Sales of premises and equipment	21	5	26
Purchases of premises and equipment	(266)	(90)	(356)
Goodwill and other intangible assets	(147)	(206)	(353)
Purchase of bank-owned separate account life insurance	(129)	—	(129)

Net cash provided (used) by investing activities	(15,417)	3,357	(12,060)

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Increase in deposits, net	23,743	(1,588)	22,155
Securities sold under repurchase agreements and other short-term borrowings, net	(4,639)	(291)	(4,930)
Issuances of long-term debt	53	2,880	2,933
Payments of long-term debt	(250)	(2,391)	(2,641)
Issuances of common stock	—	209	209
Purchases of common stock	—	(734)	(734)
Cash dividends paid	(650)	(399)	(1,049)

Net cash provided (used) by financing activities	18,257	(2,314)	15,943

Decrease in cash and cash equivalents	(936)	(2,846)	(3,782)
Cash and cash equivalents, beginning of year	17,928	20,584	38,512

Cash and cash equivalents, end of period	$16,992	17,738	34,730

NONCASH ITEMS
Transfer to securities from loans	$154	—	154
Transfer to other assets from loans, net	$(139)	—	(139)

WACHOVIA CORPORATION AND SUBSIDIARIES

Supplementary Consolidating Statement of Cash Flows Information

(Unaudited)

	Six Months Ended June 30, 2003
(In millions)	The Bank	Other Subsidiaries and Eliminations	Wachovia Consolidated
OPERATING ACTIVITIES
Net income	$2,013	46	2,059
Adjustments to reconcile net income to net cash provided (used) by operating activities
Accretion and amortization of securities discounts and premiums, net	131	1	132
Provision for credit losses	367	52	419
Securitization gains	(216)	(4)	(220)
Gain on sale of mortgage servicing rights	(61)	—	(61)
Securities transactions	(91)	44	(47)
Depreciation and other amortization	566	174	740
Trading account assets, net	(452)	(6,829)	(7,281)
Mortgage loans held for resale	(74)	100	26
Loss on sales of premises and equipment	17	3	20
Contribution to qualified pension plan	(418)	—	(418)
Other assets, net	(1,509)	(6,031)	(7,540)
Trading account liabilities, net	782	1,459	2,241
Minority interest	300	—	300
Other liabilities, net	1,823	2,652	4,475

Net cash provided (used) by operating activities	3,178	(8,333)	(5,155)

INVESTING ACTIVITIES
Increase (decrease) in cash realized from
Sales of securities	11,020	1,095	12,115
Maturities of securities	14,196	206	14,402
Purchases of securities	(24,097)	(338)	(24,435)
Origination of loans, net	(3,003)	2,624	(379)
Sales of premises and equipment	720	42	762
Purchases of premises and equipment	(1,593)	720	(873)
Goodwill and other intangible assets	(94)	29	(65)
Purchase of bank-owned separate account life insurance	(123)	—	(123)

Net cash provided (used) by investing activities	(2,974)	4,378	1,404

FINANCING ACTIVITIES
Increase (decrease) in cash realized from
Purchases of deposits, net	8,914	860	9,774
Securities sold under repurchase agreements and other short-term borrowings, net	487	7,463	7,950
Issuances of long-term debt	—	660	660
Payments of long-term debt	(400)	(2,871)	(3,271)
Issuances of common stock	—	48	48
Purchases of common stock	—	(1,120)	(1,120)
Cash dividends paid	(1,250)	505	(745)

Net cash provided by financing activities	7,751	5,545	13,296

Increase in cash and cash equivalents	7,955	1,590	9,545
Cash and cash equivalents, beginning of year	17,278	7,658	24,936

Cash and cash equivalents, end of period	$25,233	9,248	34,481

NONCASH ITEMS
Transfer to other assets from loans, net	$343	—	343